UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2013

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Determinations

On April 3, 2013, the Chief Executive Officer (the “CEO”) of MicroStrategy Incorporated (the “Company”) approved increases to the annual salaries of certain executive officers of the Company effective April 1, 2013, resulting in annual salaries as follows:

Name	Title	Annual Salary effective April 1, 2013

Jonathan F. Klein	President & Chief Legal Officer	$800,000

Douglas K. Thede	Senior Executive Vice President & Chief Financial Officer	$575,000

Peng Xiao	Senior Executive Vice President & Chief Technology Officer	$575,000

Bob Watts	Senior Executive Vice President & Chief Operating Officer	$500,000

The CEO previously established an annual salary of $800,000 for Paul N. Zolfaghari, the Company’s President, at the time that Mr. Zolfaghari joined the Company in November 2012. Mr. Zolfaghari’s annual salary remains unchanged at this time.

2013 CEO Bonus Formula

On March 30, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company established a formula (the “2013 CEO Bonus Formula”) for determining the eligible bonus amount with respect to the performance of Michael J. Saylor, the Company’s CEO, during the fiscal year ending December 31, 2013. The 2013 CEO Bonus Formula provides for an eligible bonus amount calculated using graduated rates based on the Company’s diluted earnings per share (“DEPS”) for the fiscal year ending December 31, 2013, as follows:

•	$400,000 per dollar of DEPS for the first dollar of DEPS, plus

•	$500,000 per dollar of DEPS for the second dollar of DEPS, plus

•	$600,000 per dollar of DEPS for each dollar of DEPS over $2.

Mr. Saylor’s maximum cash bonus amount pursuant to the 2013 CEO Bonus Formula is $8,000,000. The Compensation Committee has the discretion to award a cash bonus amount lower than the eligible bonus amount calculated using the 2013 CEO Bonus Formula.

2013 President Bonus Formulas

On March 30, 2013, the Compensation Committee established formulas (each, a “2013 President Bonus Formula”) for determining the eligible bonus amounts with respect to the performance of each of Messrs. Klein and Zolfaghari during the fiscal year ending December 31, 2013. Each of the 2013 President Bonus Formulas provides for an eligible bonus amount calculated by multiplying $160,000 by the Company’s DEPS for the fiscal year ending December 31, 2013.

The maximum cash bonus amount for each of Messrs. Klein and Zolfaghari pursuant to their respective 2013 President Bonus Formulas is $6,500,000. The Compensation Committee has the discretion to award a cash bonus amount lower than the eligible bonus amount calculated using each 2013 President Bonus Formula.

2013 Senior Executive Vice President & Chief Operating Officer Bonus Plan

On March 30, 2013, the Compensation Committee adopted a cash bonus plan for Mr. Watts relating to his performance during the fiscal year ending December 31, 2013. A copy of this plan is attached as Exhibit 99.1 to this Current Report on Form 8-K. Under this plan, Mr. Watts is eligible to receive:

•

a cash bonus amount calculated by multiplying 0.50% by the following dollar amount: (1) the Company’s gross profit for 2013 minus (2) sales and marketing expenses for the Company’s core business intelligence business minus (3) a fixed budget amount; and

•	a cash bonus amount calculated by multiplying 0.75% by the increase in the annualized value of the Company’s maintenance contracts worldwide between the end of 2012 and the end of 2013.

Mr. Watts’s maximum cash bonus amount pursuant to this plan is $6,500,000. The Compensation Committee has the discretion to award cash bonus amounts lower than the eligible bonus amounts calculated pursuant to the plan.

2013 Cash Bonus Targets for Chief Financial Officer and Chief Technology Officer

On April 3, 2013, the CEO established cash bonus targets for 2013 for Messrs. Thede and Xiao, each in the amount of $575,000. Awards pursuant to the foregoing cash bonus targets will be determined by the CEO based on the CEO’s subjective evaluation of the individual’s performance in the context of general economic and industry conditions and Company performance during 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1*	Senior Executive Vice President & Chief Operating Officer 2013 Bonus Plan.

*	Certain portions of this Exhibit were omitted by means of redacting a portion of the text. The Exhibit has been filed separately with the Secretary of the Commission with such text pursuant to an Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2013	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Senior Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Senior Executive Vice President & Chief Operating Officer 2013 Bonus Plan.

*	Certain portions of this Exhibit were omitted by means of redacting a portion of the text. The Exhibit has been filed separately with the Secretary of the Commission with such text pursuant to an Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.